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SOLICITED BY THE BOARD OF DIRECTORS OF CENTRAL ILLINOIS PUBLIC SERVICE  COMPANY

The undersigned appoints, or directs the depositary agent identified on the reverse hereof to appoint, C. L. Greenwalt and
R. W. Jackson, and each of them as attorneys and proxies with power of substitution to vote, as indicated hereon, all shares of Preferred Stock of Central Illinois Public Service Company held of record in the name of, or held for the account of, the undersigned at close of business on the record date and, in their discretion, to vote on all other matters which  may properly come before the 1995 Annual Meeting of Shareholders of Central Illinois Public Service Company and at all adjourned sessions thereof, all as set forth in the Notice and Proxy Statement relating to the meeting.


                                                                     If joint account, each
                                                                     joint owner should
                                                                     sign. State title when
                                                                     signing as executor,
                                                                     administrator, trustee
                                                                     guardian, etc.

                                                                     DO NOT FOLD

                                                                     DATED _______________

MARK "X" HERE TO VOTE WITH DIRECTORS' RECOMMENDATIONS:  [  ]         SIGNED ____________________________________________

All shares will be voted in accordance with the Board of Directors'
recommendations, if you mark the box above (any contrary marking on         ______________________________________________
the reverse side will be disregarded) or leave all boxes unmarked.
If you wish to vote other than with the Directors'recommendations, specify your choices by marking the appropriate boxes on the reverse side.

(Reverse Side)
If you have marked the box on the reverse side of this card, you should NOT complete the section below.  The votes represented by this proxy, if properly executed, will be voted as indicated by you.  If you sign and return the proxy unmarked or mark the box on the reverse, such votes will be voted "FOR" the election of directors.  No proposal is related to or conditioned on any other proposal.

       DIRECTORS RECOMMEND a Vote "FOR" Item 1.
                                                                             If you choose not to mark the box on the
                                                                             reverse side, mark your votes on this side
                                                                             with an [X].  Then DATE PROXY AND SIGN ON
                                                                             REVERSE side exactly as name(s) are shown
                                                                             and return signed proxy in enclosed envelope.
1. Election of Directors  For   [  ]           Withhold Authority  [  ]
                          all nominees listed  to vote for all nominees
                          below (except as
                          marked to the
                          contrary)
                                                                             Holders of depositary shares representing 1/4
                                                                             of a share of 6.625% Cumulative Preferred Stock
    W. J. Alley           C. L. Greenwalt      J. L. Heath                   direct Illinois Stock Transfer Company, as
    R. W. Jackson         G. R. Lohman         R. A. Lumpkin                 depositary agent for holders of depositary shares,
    H. M. Merriman        T. L. Shade          J. W. Wogsland                to appoint proxies to vote as indicated herein.

    To withhold authority to vote for any individual nominee,
    strike a line through the nominee's name in the list above.
                                                                                      (To be signed on reverse side)
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